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                                                                    EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT




    We consent to the incorporation by reference in this amendment No. 2 to the Registration Statement of Hawthorne Financial Corporation on Form S-3 of our reports dated January 30, 1998 and October 30, 1998 as to Note S (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note S), appearing in the Annual Report on Form 10-K/A of Hawthorne Financial Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                             DELOITTE & TOUCHE LLP



October 30, 1998
Los Angeles, California